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                                  UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): May 8, 2007



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)      Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities
      Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Securities
      Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c)under the
      Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02(e)  Departure of Directors or Principal Officers; Election of
              Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2007, Eastman Kodak Company ("Kodak") announced the formation of a Chief Operating Office led by two Kodak executive officers, Philip J. Faraci and James T. Langley. In consideration of Mr. Faraci's additional responsibilities associated with the establishment of this office, the Executive Compensation and Development Committee of Kodak's Board of Directors determined on May 8, 2007, to increase his base salary and target bonus percentage under Kodak's annual incentive plan. Effective March 14, 2007, Mr. Faraci's base salary is increased from $520,000 to $600,000 per year and his target bonus percentage is increased from 62% of his base salary to 75%.




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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           EASTMAN KODAK COMPANY



                                           By: /s/ Robert L. Berman
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                                                Robert L. Berman
                                           Chief Human Resources Officer
                                           and Senior Vice President

Date:  May 11, 2007